Exhibit 31.1

CERTIFICATIONS Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

Certification:

I, Roger D. Plemens, certify that:

1.	I have reviewed this periodic report on Form 10-K/A of Entegra Financial Corp.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	April 30, 2019	/s/ Roger D. Plemens
Roger D. Plemens
President and Chief Executive Officer